UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 1, 2021

Date of Report (date of earliest event reported)

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive, Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 327-3270

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CORT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Corcept Therapeutics Incorporated (the “Company”) announced the appointment of Atabak Mokari as its Chief Financial Officer and Charles Robb as Chief Business Officer, both effective as of March 1, 2021.

Mr. Mokari, age 44, has nearly 20 years’ experience in life sciences and healthcare finance. From December 2018 to November 2020, Mr. Mokari was Chief Financial Officer at Bellicum Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Mokari served as Chief Financial Officer and Vice President Corporate Development from July 2016 to December 2018 at medical device manufacturer IRIDEX Corporation. Mr. Mokari was a director in Wells Fargo Securities LLC’s healthcare investment banking group from September 2013 to July 2016, worked in UBS’s healthcare investment banking group from September 2009 to August 2013 and in Credit Suisse’s healthcare investment banking group from July 2005 to March 2009. Prior to that, Mr. Mokari was a member of the business development team at Forest Laboratories, a pharmaceutical company, and an analyst at the private equity firm Olympus Partners and the investment banking firm Bowles Hollowell Conner & Co. Mr. Mokari earned an MBA from The Tuck School of Business at Dartmouth and a B.S. in Chemistry and Biology from Duke University.

Pursuant to an offer letter dated December 21, 2020 (the “Offer Letter”), Mr. Mokari will receive an annual base salary of $468,000 with an annual target bonus of 45% of base salary, payable in accordance with the Company’s customary payroll practices. Mr. Mokari was granted an option to purchase 400,000 shares of the Company’s common stock (the “Mokari Option Award”) effective as of March 1, 2021 with a per share exercise price equal to the price of the Company’s common stock at the close of trading on March 1, 2021. The Mokari Option Award will vest and become exercisable on March 1, 2022 as to 25% of the shares underlying the Mokari Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Mokari Option Award would be fully vested and exercisable on the fourth anniversary of March 1, 2021, subject to Mr. Mokari’s continued service to the Company through each vesting date. The foregoing description is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto.

In connection with his appointment as Chief Financial Officer, Mr. Mokari and the Company have entered into a severance and change in control agreement dated March 1, 2021 (the “Severance and Change in Control Agreement”), which provides that, if employment is terminated without cause or for good reason regardless of whether it is in connection with a change in control, Mr. Mokari will continue to receive, for 12 months, his base salary and continued health insurance coverage. The Severance and Change in Control Agreement further provides for full vesting of Mr. Mokari’s outstanding equity awards in the event the termination occurs, with or without cause, within 18 months following a change in control. The foregoing description is qualified in its entirety by reference to the Severance and Change in Control Agreement, a copy of which is filed as Exhibit 10.2 hereto.

Also in connection with his appointment as Chief Financial Officer, Mr. Mokari and the Company have entered into Company’s standard form of indemnification agreement for officers and directors. The indemnification agreement requires the Company to indemnify Mr. Mokari against certain liabilities which may arise by reason of his service to the Company, or, at its request, another enterprise, to the fullest extent permitted by law. The foregoing description is qualified in its entirety by reference to the form of indemnification agreement, which was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed on November 14, 2007.

Charles Robb, age 58, previously served as our Chief Financial Officer from September 2011 until March 2021, and has served as our Secretary since January 2014. From 2005 to 2011, Mr. Robb served as the Senior Vice President of Operations, Administration and Finance of Fitness Anywhere, Inc., a private fitness equipment and training company with operations in the United States, Europe and Asia. From 2003 to 2005, Mr. Robb was engaged in the private practice of law. From 2000 to 2002, he was Senior Vice President of Citadon, Inc. He also held positions in business development for Nomura Asset Capital Corporation from 1998 to 1999 and in sales and marketing for Legal Research Network, Inc. from 1996 to 1998. From 1992 to 1996, Mr. Robb practiced law at Howard, Rice, Nemerovski, Canady, Falk & Rabkin. Mr. Robb earned a B.A. in English and Political Philosophy from Yale and a J.D. from Harvard Law School.

In connection with his appointment as Chief Business Officer, Mr. Robb was granted an option to purchase 40,000 shares of the Company’s common stock (the “Robb Option Award”) effective as of March 1, 2021 with a per share exercise price equal to the price of the Company’s common stock at the close of trading on March 1, 2021. The Robb Option Award will vest and become exercisable on a monthly basis over a period of 48 months following March 1, 2021, such that the Robb Option Award would be fully vested and exercisable on the fourth anniversary of March 1, 2021, subject to Mr. Robb’s continued service to the Company through each vesting date.

Item 7.01	Regulation FD Disclosure.

On March 1, 2021, the Company issued a press release in connection with the announcement of the appointments of Mr. Mokari and Mr. Robb. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the information contained in the press release attached as Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 and the information contained in the press release attached as Exhibit 99.1 is not incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits No.	Description

10.1	Employment Offer Letter to Atabak Mokari, dated December 21, 2020

10.2	Severance and Change in Control Agreement by and between Corcept Therapeutics Incorporated and Atabak Mokari, dated March 1, 2021

99.1	Press Release of Corcept Therapeutics Incorporated, dated March 1, 2021

104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: March 1, 2021	By:	/s/ Charles Robb
	Name:	Charles Robb
	Title:	Chief Business Officer